                                                               EXHIBIT (h)(1)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                            ADMINISTRATION AGREEMENT

                                     BETWEEN

                              ING SERIES FUND, INC.

                                       AND

                             ING FUNDS SERVICES, LLC

                                                          ADMINISTRATIVE SERVICES FEE
           SERIES                                         ---------------------------
           ------                                     (as a percentage of managed assets)
ING Aeltus Money Market Fund                                         0.08%

ING Bond Fund                                                        0.08%

ING Direct Bond Fund                                                 0.08%

ING Government Fund                                                  0.08%

ING International Growth Fund                                        0.08%